EXHIBIT 10.14

May 28, 2007

Ms. Laurie A. Phillips, President & CEO

Challenger Powerboats, Inc.

300 Westlink Drive

Washington, MO 63090

This letter agreement (this “Agreement”) will confirm the understanding between Challenger Powerboats, Inc. (together with its affiliates, the “Company”) and Grannus Finanial Advisors, Inc. (“Grannus”), pursuant to which the Company has retained Grannus to render financial advisory and other services to the Company as described below.

1.

Retention.  Subject to the terms and conditions of this Agreement, the Company hereby retains Grannus, and Grannus agrees to act, as the exclusive financial advisor to the Company in connection with the offering of securities (the “Securities”) of the Company to a financial or strategic partner, or other institution or party (a “Transaction Partner”) (such transaction, a “Securities Offering”) or any similar transaction (each and collectively, a “Transaction”), during the term of this Agreement.

It is understood that Grannus is being engaged solely to provide the services described in this Agreement to the Company and that Grannus is not acting as an agent or fiduciary of, and shall have no duties or liabilities to, the equity holders of the Company or any third party in connection with its engagement hereunder, all of which are hereby expressly waived

2.

Term of Engagement.  The term of this Agreement shall extend from the date hereof until May 21, 2008 however the Company may terminate this Agreement at any time for cause or, after one month notice, without cause.

3.

Compensation.  As compensation for Grannus’ services hereunder, the Company shall pay Grannus the fees set forth below.

(a)

Advisory Fee.

(i)

A monthly retainer fee of $15,000 payable in advance, due upon receipt of invoice each month via wire transfer.

(ii)

Shares in the Company’s common stock equal to $15,000 divided by the closing price of the business day immediately preceding the date payment is due (“Stock Fee”). At the Company’s sole option, it may elect in any month to pay an additional $15,000 in cash in lieu of the Stock Fee.

(b)

Fees for a Securities Offering.  Upon the closing of a Securities Offering, the Company shall pay Grannus:

(i)

Transaction Fee.  A transaction fee equal to the following rates applied against the Aggregate Consideration (as defined below) received by the Company in connection with a Securities Offering.  Such transaction fee is due and payable in cash by wire transfer in immediately available funds within one business day of when such Aggregate Consideration is received by the Company.

Seven percent (7%) of the first $5,000 000 of Aggregate Consideration

Six percent (6%) of the second $5,000,000 of Aggregate Consideration

Four percent (4%) of Aggregate Consideration above $10,000,000

(ii)

Aggregate Consideration.  The “Aggregate Consideration,” for purposes of calculating Grannus’ fee for a Securities Offering, shall include the total gross proceeds from Securities sold by the Company in connection with a Securities Offering.  In all events, the transaction fee shall be paid only upon receipt by the Company of any proceeds, but shall include any amounts payable in the future, whether or not subject to any contingency in connection therewith, and any amounts paid upon exercise, conversion or exchange of any Securities issued or sold in the Securities Offering or, as the case may be, the sum of all consideration (whether in cash, securities or other non-cash form) received by the Company in connection with the Securities Offering. The Company agrees not to include sales by stockholders in the Securities Offering unless the selling stockholder agrees to pay Grannus a similar amount.  If Aggregate Consideration is paid in whole or in part in the form of securities or other non-cash consideration, the value thereof, for the purposes of calculating Grannus’ fee, shall be the fair market value thereof on the day prior to the relevant closing date; provided, however, that to the extent that such consideration consists of securities with an existing public trading market, such consideration shall be valued at the average of the last sales prices for such securities on the five trading days prior to the relevant closing date.  Notwithstanding the foregoing, the Aggregate Consideration shall not include the proceeds from Securities sold by the Company or its stockholders to the extent the proceeds are from a current shareholder of the Company, except that this exclusion shall not exceed 10% of the total amount of the Securities Offering.  “Current shareholder” is defined as including the shareholder him/herself as well as the shareholder’s spouse, child, or parent; a corporation, trust or other business controlled by the shareholder; and an optionee of the Company.

(iii)

Warrants.  On each closing date on which Aggregate Consideration is paid, the Company shall or shall cause the issuer of Securities (if other than the Company) to issue to Grannus warrants (the “Warrants”) to purchase an amount of the Securities issued to Transaction Partners equal to the aggregate fee as determined in Section 3(b)(i) of such Securities issued to Transaction Partners with equal respect to Aggregate Consideration received by the Company.  The exercise price of the Warrants shall equal the lowest price (to any Transaction Partner) at which any common equity of the Company is sold in the Securities Offering.  The Warrants shall be exercisable immediately after the date of issuance and shall expire ten years after the date of issuance, unless otherwise extended by the Company.   Subject to the approval of an underwriter with authority to grant such approval, Grannus shall have piggyback registration rights with respect to the Securities underlying the Warrants, customary in transactions of this type, with the Company bearing all expenses in connection with any such piggyback registration, other than underwriting discounts and commissions, if applicable. .  All of the Warrants shall be allocated by HC to Joseph M. Zappulla, subject to the Company’s satisfaction that such allocation complies with applicable securities laws and can be directly distributed to Joseph M. Zappulla as such.

(iv) Consideration for Securities Offering After Termination Date.  The Company shall, and shall cause its affiliates to, pay to Grannus all compensation described in Section 3(b) with respect to all Securities sold to a Transaction Partner or Transaction Partners at any time during the six (6) month period after the expiration or termination of the term of this Agreement if  (i) such Transaction Partner or Transaction Partners were identified to the Company by Grannus during such term, (ii) Grannus advised the Company with respect to such Transaction Partner or Transaction Partners during such term, or (iii) the Company or Grannus had discussions with such Transaction Partner or Transaction Partners during such term.  On termination, Grannus shall provide to the Company a written list of potential Transaction Partners with whom it has made contact, and the Company shall have 30 days to contest such list.

(v) Notwithstanding the foregoing, if the Company raises at least $2.5 Million from an investor or investors who were not introduced to the Company by Grannus (“Company Investors”) prior to Grannus initiating a “road show” for the Company (i.e., introducing the Company to Grannus’ list of intended investors), then the transaction fee shall be reduced to two and one-half percent (2-1/2%) of the Aggregate Consideration received by the Company from such Company Investors in connection with a Securities Offering and the Company will grant Warrants to purchase an amount of the Securities equal to two and one-half percent (2-1/2%) of such Securities issued to such Company Investors.  Grannus may provide a list of its potential investors, which list may be updated periodically, and unless the Company objects in writing within five business days to any such names, any investors on such list shall be deemed to be introduced to the Company by Grannus. The Company agrees to undertake reasonable efforts in the fund-raising effort that is part of Grannus’ road show.  “Introduction” of an investor by Grannus includes not only direct by also indirect introduction, so that if a potential investor introduced by Grannus refers a second potential investor or makes the second investor aware of the Company, the second investor will be considered to have been referred to Grannus.  Challenger Powerboats will be expected to demonstrate how it was independently introduced to an investor that it contends was not introduced by Grannus.

(vi) Should the Company close on a Securities Offering without raising the maximum amount provided for in the Offering, or should it withdraw said Offering due to lack of investor interest at terms acceptable to the Company, and then within 90 days thereafter the Company decides to do a similar equity offering, then Grannus shall receive 2.5% of the Aggregate Consideration received by the Company from such new offering.  A new offering beginning more than 90 days after the close/withdrawal of the “Grannus Offering” that does not utilize the “book” written by Grannus for its Offering will be considered a new offering for which Grannus shall not receive compensation.

(c)

Incentive Compensation.

In the event that Grannus:

(i)

 introduces a company (or companies) to the Company for the purpose of merging with, acquiring, or selling to, Grannus will be entitled to additional compensation equal to two and one half percent (2.5%) of the value of such transaction, which will be paid to Grannus within two business days of the completion of such transaction, or

(ii)

is successful in guiding the Company in the achievement of specific goals as outlined in the Company’s strategic business plan and associated budget, then Grannus will be entitled to additional compensation in the form of shares or warrant to purchase share, the price or strike price of which will be determined at the existing market on the day the business plan is approved by the Company’s board of directors, and will either vest or expire upon the achievement or lack of achievement of the specific goals.  The amount of shares or warrants will be mutually agreed by Company and Grannus prior to the acceptance of such business plan and budget.

4.

Reimbursements.  In addition to the compensation to be paid to Grannus and regardless of whether a Transaction is consummated, the Company shall promptly reimburse Grannus, upon request made from time to time, for all of its reasonable out-of-pocket expenses incurred in connection with its engagement, including the fees, disbursements and other charges of counsel for Grannus.  Notwithstanding the foregoing, all expenses must be approved in advance in writing by [DESIGNATED AUTHORIZER] or his appointee.

5.

Representations, Warranties and Covenants of the Company.  The Company represents and warrants to, and covenants with, WSCC as follows:

(a)

Authority.  The Company has full corporate power and authority to execute and deliver this Agreement on behalf of itself and its affiliates and to perform its obligations hereunder, and all consents, authorizations, approvals and orders required in connection with the execution, delivery and performance hereof have been obtained. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity.  The execution, delivery and performance of this Agreement will not conflict with, result in a breach of any of the terms or provisions of, or constitute a violation or a default under any material agreement or instrument to which the Company is a party or by which the Company is bound.

(b)

Furnishing Information.  The Company shall furnish Grannus with such information as Grannus believes appropriate to its assignment hereunder (all such information so furnished being the “Information”).  The Company recognizes and confirms that Grannus (i) will use, and rely primarily on, the Information and information available from generally recognized public sources (the “Other Information”) in rendering its services without having independently verified the same, (ii) does not assume responsibility for the accuracy of completeness of the Information and such Other Information, (iii) will not make an appraisal of any assets of the Company, and (iv) will provide its advice hereunder based on the Information and the Other Information.  The Information to be furnished by the Company, when delivered, will be true and correct in all material respects and will not contain any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  The Company shall promptly notify Grannus of any material inaccuracy or misstatement in, or material omission from, any Information theretofore delivered to Grannus.

(c)

Notice of Material Changes.  During the term of this Agreement, the Company will give Grannus prompt notice of any material change in the assets, liabilities, condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, as well as such other information concerning the business and financial condition of the Company as Grannus may from time to time reasonably request.

6.

Indemnification.  The Company and Grannus hereby agree to the indemnification and other provisions attached hereto as Schedule A, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersedence of this Agreement.

7.

Confidentiality.  No financial advice rendered by Grannus pursuant to this Agreement may be disclosed publicly in any manner without Grannus’ prior written approval, except as may be required by law, regulation or court order but subject to the limitation below.  If the Company is required or reasonably expects to be so required to disclose any advice, the Company shall provide Grannus with prompt notice thereof so that Grannus may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy.  Whether or not such a protective order or other remedy is obtained, the Company will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.  All Information, whether oral or written, will be kept confidential by Grannus and will not be used other than in connection with a Securities Offering; provided however, that Information may be disclosed by Grannus if such Information (a) is or becomes public other than as a result of disclosure by Grannus or any affiliate or employee of Grannus, (b) the Company agrees in writing may be disclosed, (c) Grannus is required to disclose by applicable law, regulation or legal process, provided that if  Grannus is required or reasonably expects to be so required to disclose any Information, Grannus shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of the Information disclosed will be covered by such order or other remedy, (d) was available to Grannus on a non confidential basis prior to its disclosure by the Company or (e) becomes available to Grannus on a non confidential basis from a person other than the Company or a representative of the Company who is not known to Grannus to be otherwise bound by a confidentiality agreement with the Company or subject to confidentiality restrictions with respect to the Information.

8.

Acknowledgement.  Grannus hereby acknowledges that it is aware, and that Grannus will advise its representatives who are informed of the matters that are the subject of this Agreement, that the United States Securities laws prohibit any person who has received from the issuer of such securities material, nonpublic information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information, and Grannus agrees that neither it nor its representatives will engage in such trading activities or communications.  Notwithstanding the foregoing, Grannus may disclose Information to a Transaction Partner after such Transaction Partner executes a non-disclosure agreement that contains provisions substantially similar to those contained in Section 7 of this Agreement.

9.

Use of Name.  The Company agrees that any direct or indirect references identifying Grannus or any affiliate of Grannus as financial advisor to the Company, in any document, or any other release or communication, except as a result of a disclosure required by law, rule or regulation of any federal, state or local government or regulatory body, or by any securities exchange, shall be subject to Grannus’ prior approval.  Similarly, use of the Company’s name by Grannus as described above shall be subject to Challenger Powerboats’ approval.

10.

Future Advertisements.  The Company agrees that Grannus has the right to place advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals at its own expense following the closing date of a Transaction provided however that all advertisements shall be subject to review and approval by Challenger Powerboats prior to their placement.

11.

Survival of Certain Provisions.  The parties understand that Company's obligations set forth in Section 3 to pay Grannus fees and other compensation (including all fees, amounts and Warrants compensation for a Transaction completed after the term) and expense reimbursement (but only to the extent such fees, compensation and reimbursement amounts have accrued prior to the termination of this Agreement), in Section 10 (future advertisements), and in the indemnification and other provisions attached as Schedule A shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to in this Agreement, (ii) any investigation made by or on behalf of Grannus and (iii) any termination or the completion or expiration of this Agreement or Grannus' engagement hereunder.  Nothing herein requires the Company to consummate the Transaction or any other transaction contemplated hereby.

12.

Notices.  Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to the Company’s office at 300 Westlink Drive, Washington, MO 63090, Attention: Ms. Laurie A. Phillips. and (b) if to Grannus, to its office at 1120 Avenue of the Americas, Suite 4000, New York, NY 10036, Attention:  Joseph M. Zappulla.

13.

Miscellaneous.

(a)

Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the exclusive jurisdiction of the Federal and/or State courts located in Miami-Dade County, Florida.

(b)

Waiver of Trial by Jury.  The Company (for itself and anyone claiming through it or in its name) and Grannus each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contem¬plated hereby.  This Agreement may not be assigned by either party without the prior written consent of the other party.

(c)

Entire Agreement.  This Agreement (including the indemnification provisions set forth on Schedule A) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both WSCC and the Company.

14.

Compliance with Laws.  Grannus shall comply with all applicable laws in performing its obligations hereunder and agrees to indemnify the Company for any damages suffered by the Company resulting from Grannus’ non-compliance with the terms of this Agreement, including, but not limited to, any damages resulting as a result of Grannus’ noncompliance with laws requiring Grannus to be a registered broker-dealer in connection with performing services under this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to WSCC the enclosed duplicate copy of this Agreement.

Very truly yours,
Grannus Capital
By:
Name: Joseph M. Zappulla, President & CEO

Accepted and agreed to as of

the date first written above

Challenger Powerboats, Inc.

By:_________________________

Name:

Ms. Laurie A. Phillips

Title:

President & CEO

SCHEDULE A

INDEMNIFICATION

(Capitalized terms not defined in this Schedule A shall have the meaning ascribed to them in the Agreement to which this Schedule A is attached.)

The Company agrees to indemnify and hold harmless Grannus and its affiliates and the respective officers, directors, agents, representatives and employees of Grannus and its affiliates, and each other person or entity controlling Grannus or any of its affiliates, within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof), joint or several, related to, arising in any manner from, or based upon, any transaction contemplated by the Agreement or Grannus’ engagement, as they are incurred to the extent, and only to the extent, that such losses, claims, damages, expenses or liabilities resulted from the Company’s breach of this Agreement.  The Company will also promptly reimburse any Indemnified Party for all expenses (including the reasonable fees, disbursements and other charges of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to, arising in any manner from, or based upon, any transaction contemplated by the Agreement or Grannus’ engagement thereunder, or any investigation, action, suit or proceeding arising therefrom, whether or not such claim, investigation, action, suit or proceeding is brought or initiated by the Company or a third party, all to the extent that such expenses relate to indemnifiable claims hereunder.  Similar indemnification as described above will be applicable to Challenger Powerboats should Grannus breach this agreement.

Notwithstanding the foregoing, the Company shall not be liable hereunder for any losses, claims, damages, liabilities or expenses to the extent the same are determined, in a final judgment by a court having competent jurisdiction, to have resulted primarily from a breach by Grannus, or the intentional bad faith or gross negligence of an Indemnified Party.  The Company further agrees that, except as provided herein, no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with Grannus’ engagement under the Agreement except for the portion or share of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or intentional bad faith of such Indemnified Party.  With the exception of intentional bad faith or growth negligence of Grannus, in no event shall the Indemnified Parties' aggregate liability to the Company exceed the fees actually received by Grannus from the Company pursuant to the Agreement (excluding any amounts received as reimbursement of expenses incurred by Grannus).

The Company agrees that the indemnification and reimbursement obligations set forth in this Agreement shall apply whether or not such Indemnified Party is a formal party to any such claim, action, suit or proceeding.  The Company will not, without the Indemnified Parties’ written consent, settle, compromise, consent to the entry of any judgment or otherwise seek to terminate any action, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party is a party thereto).

Promptly after receipt by an Indemnified Party of notice of its involvement in any claim, action, suit, proceeding or investigation (a "Claim"), such Indemnified Party shall, if a Claim in respect thereof is to be made against the Company for indemnification, notify the Company in writing of such involvement.  Failure by such Indemnified Party to so notify the Company shall not relieve the Company from its obligation to indemnify any Indemnified Parties under this Agreement, except to the extent that such failure to notify results in the forfeiture by the Company of substantive rights or defenses, and shall not relieve the Company from its obligation to provide reimbursement and contribution to the Indemnified Parties.

If an Indemnified Party seeks indemnification hereunder with respect to any Claim brought by a third party, the Company shall be entitled to assume the defense of any such Claim with counsel satisfactory to the Company and the Indemnified Party.  Upon assumption by the Company of the defense of any such Claim, such Indemnified Party shall have the right to participate in the defense of such Claim and to retain its own counsel but the Company shall not be liable for any legal fees or expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to employ counsel satisfactory to such Indemnified Party in a timely manner or (iii) such Indemnified Party shall have reasonably determined that representation of such Indemnified Party by counsel provided by the Company pursuant to the foregoing would be inappropriate due to actual or potential conflicting interests between the Company and such Indemnified Party, including, without limitation, situations in which there are one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Company.

If the indemnification provided for in this Schedule A is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu on indemnifying such Indemnified Party hereunder, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to Grannus, on the one hand, and the Company, on the other hand, of the engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i)  but also the relative fault of each of Grannus and the Company, as well as any other relevant equitable considerations; provided, however, in no event shall Grannus’ aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by Grannus under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Grannus).  For the purposes of this Schedule A, the relative benefits to the Company and Grannus of the engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to, or received or contemplated to be received by, the Company or its stockholders, as the case may be, in the transaction or transactions that are the subject of the engagement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to Grannus under the Agreement (excluding any amounts received or to be received as reimbursement of expenses by Grannus).

The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Parties may have at common law, by separate agreement or otherwise, and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of the Company or any Indemnified Party, as the case may be.

THE PROVISIONS OF THIS SCHEDULE A SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE.  THE COMPANY HEREBY CONSENTS, SOLELY FOR THE PURPOSE OF ALLOWING AN INDEMNIFIED PARTY TO ENFORCE ITS RIGHTS HEREUNDER, TO PERSONAL JURISDICTION AND SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM FOR WHICH INDEMNIFICATION MAY BE SOUGHT HEREUNDER IS BROUGHT AGAINST WSCC OR ANY OTHER INDEMNIFIED PARTY.  The Company also hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.  The terms of this Schedule A may not be amended or otherwise modified except by an instrument signed by both the Company and Grannus.  If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect.  If there are more indemnitors than one hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.

This Schedule A, and the indemnification, reimbursement and contribution obligations hereunder, shall remain operative and in full force and effect, notwithstanding (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction referred to in the Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or (iii) any termination, completion or expiration of the Agreement or Grannus’ engagement thereunder.

ADDENDUM TO LETTER OF AGREEMENT

BETWEEN

CHALLENGER POWERBOATS, INC. AND GRANNUS FINANCIAL ADVISORS, INC.

SCHEDULE B

WALL STREET ADVISORY SERVICES

GRANNUS WILL GUIDE COMPANY IN ITS RELATIONSHIP WITH THE STREET, INCLUDING

BOTH CURRENT AND POTENTIAL INVESTORS:

Develop Investment Thesis:

•

Conduct a comprehensive analysis of company

•

Develop Company Profile

•

Produce a Peer Group comparison

•

Solicit investor input to solidify investor base

Identify Target Investors:

•

Match company investment merits with investment focus of portfolio managers

•

Contact retail sales network to promote interest

•

Establish interest with sell-side analysts who follow sector and industry

Story:

•

Pitch investment merits to portfolio managers and brokers

•

Distribute investor packets to potential investors

•

Develop investor list for distribution of company developments

•

Maintain ongoing dialog with existing and potential investors

Monitor Trading Activity

•

Identify trends and run technical analyses

•

Tap network of traders to get into communication loop

Ongoing Communications:

•

Prepare and distribute press releases

•

Assist in Annual Report preparation

•

Provide financial writing and editing

•

Handle all investor inquiries

•

 Provide ongoing information source for investors

•

Web content and website maintenance supervision

•

Develop and schedule roadshows and presentations

•

Manage conference calls

•

Interact with analyst to support research coverage

GRANNUS WILL ASSIST IN THE BUSINESS DEVELOPMENT PROCESS:

•

Solicit additional research coverage Assist in the development and review of the Company’s strategic plan.

•

Continually analyze its competitors, positioning, ranking, industry trends, etc.

•

Assist in developing and keeping fresh the business plan and financial models. Evaluate all assumptions and rational of such assumptions.

•

Assist management in evaluating business opportunities and key decisions.

•

Assist in planning a proper funding path to meet the company’s growth plans

•

Provide competitive analyses, business process reviews, supply chain optimization, etc.